UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2018

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12424 Wilshire Blvd., Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 820-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

On February 16, 2018, BioSig Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 1,000 shares (the “Preferred Shares”) of its Series E Preferred Stock, par value $0.001 per share, and warrants to purchase an aggregate of 500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $1.75 per share (the “Warrants”), in exchange for aggregate consideration of $1,500,000 (the “Transaction”). The sale of the Preferred Shares and Warrants were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

The Purchase Agreement contains representations and warranties of the Company and the Investors that are typical for transactions of this type.  The Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type. For a period of twelve months after the closing date of Transaction, the Investors are entitled to a right of first refusal (the “ROFR”) with respect to subsequent sales of securities by the Company (other than with respect to issuances of Excluded Securities (as defined in the Purchase Agreement)).  Pursuant to the ROFR, each Investor will have the opportunity to elect to purchase its pro rata portion of thirty percent (30%) of any securities being offered by the Company in the subsequent offering.

In connection with the entry into the Purchase Agreement, the Investors and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 90 days of the closing of the transactions contemplated by the Purchase Agreement (the “Filing Date”) covering the resale of (a) all shares of Common Stock Issuable upon conversion of the Preferred Shares, (b) all shares of Common Stock issuable upon exercise of the Warrants, (c) all other shares of Common Stock issued pursuant to any transaction documents which have been, or which may, from time to time be issued or become issuable to the Investors under the Transaction Documents (without regard to any limitation or restriction on purchases), and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event (“Registrable Securities”), not then registered.  The Company will use its reasonable best efforts to keep the registrations statement effective pursuant to Rule 415 under the Securities Act until the earlier of (i) the date on which the Investors shall have sold all the Registrable Securities covered thereby and (ii) that date that all Registrable Securities may be sold pursuant to Rule 144 without any public information requirement or volume or manner of sale limitations.

The Warrants are exercisable immediately and expire on August 16, 2021, and have an exercise price of $1.75 per share.  The Warrants include a “full ratchet” anti-dilution adjustment in the event that the Company issues any common stock or common stock equivalent at a per share price lower than the applicable exercise price then in effect.

In connection with its entry into the Purchase Agreement, on February 14, 2018, the Company entered into a consent agreement (the “Consent”) with the holders of the Company’s Series D Convertible Preferred Stock (the “Series D Holders”).  Pursuant to the Consent, the Series D Holders consented to the Transaction and are entitled at any time on or before April 17, 2018, to elect to receive the more favorable terms of the Transaction.  In consideration for their entry into the Consent, the Company issued to the Series D Holders warrants to purchase up to an aggregate of 100,000 shares of Common Stock (the “Consent Warrants”).  The Consent Warrants are exercisable immediately and expire on February 14, 2021, and have an exercise price of $1.50 per share.  The Consent Warrants include a “full ratchet” anti-dilution adjustment in the event that the Company issues any common stock or common stock equivalent at a per share price lower than the applicable exercise price then in effect.  The issuance of the Consent Warrants to the Series D Holders was in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act

The foregoing summaries of the Purchase Agreement, the Warrants, the Registration Rights Agreement and the Consent are not complete and are qualified in their entirety by reference to the full text of the exhibits to this Current Report on Form 8-K.

Item 3.02             Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” and “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Item 3.03          Material Modification to Rights of Securities Holders.

The information contained in “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 16, 2018, the Company filed the Certificate of Designations for the Series E Preferred Stock with the Secretary of State of the State of Delaware.  Pursuant to such Certificate of Designations, in the event of the Company’s liquidation or winding up of its affairs, the holders of Preferred Shares will be entitled to a liquidation preference of the stated value per Preferred Share of $1,500 (the “Stated Value”) plus any accrued but unpaid dividends or any other fees due the holder.

A holder of Preferred Shares is entitled at any time to convert any whole or partial number of shares of Preferred Shares into shares of Common Stock determined by dividing the Stated Value of the Preferred Shares being converted by the conversion price of $1.50 per share (the “Conversion Price”).  The Conversion Price is subject to “full ratchet” anti-dilution price protection upon the issuance of equity or equity-linked securities at a price lower than the Conversion Price as well as other customary anti-dilution protection.

A holder of the Preferred Shares shall be entitled to receive cumulative dividends at the rate per Preferred Share (as a percentage of the Stated Value per Preferred Share) of 7% per annum, with respect to the Series E Preferred Stock on each date that such Holder converts Preferred Shares into Common Stock (with respect only to Preferred Shares being converted).  Upon the conversion of Preferred Shares prior to February 16, 2021, the Company shall also pay to the Holders of the Preferred Shares so converted cash, or at the Company’s option, Common Stock or a combination thereof, with respect to the Preferred Shares so converted in an amount equal to $210 per $1,000 of Stated Value of the Preferred Shares being converted, less the amount of all prior dividends paid on such converted Preferred Shares before the relevant date of conversion.

The foregoing summary of the Certificate of Designations of the Series E Preferred Stock is not complete and is qualified in their entirety by reference to the full text of exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series E Preferred Stock
10.1	Securities Purchase Agreement
10.2	Form of Warrant
10.3	Registration Rights Agreement
10.4	Consent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: February 16, 2018                                    By:  /s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman